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                                                                    Exhibit 99.3

                            POST EMPLOYMENT AGREEMENT

     THIS POST EMPLOYMENT AGREEMENT ("AGREEMENT"), is made and entered into as of August 16, 2002, by and between MIKOHN GAMING CORPORATION, a Nevada corporation ("MIKOHN"), and DAVID J. THOMPSON ("THOMPSON").

                              W I T N E S S E T H:

     WHEREAS, MIKOHN and THOMPSON deem it to be in their respective best interests to enter into an agreement providing for MIKOHN's termination of THOMPSON's employment pursuant to the terms herein stated.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

     1. Settlement Payment; Note; Delivery of Shares. MIKOHN shall pay to THOMPSON a settlement payment (the "Settlement Payment") equal to $2,817,212. The Settlement Payment shall be payable as follows: [a] the sum of $1,087,397 shall be paid upon the execution of this Agreement by both parties; [b] the sum of $592,421 shall be paid on April 1, 2003; and [b] the balance shall be paid in twenty-four (24) monthly payments of $47,391.42 commencing on September 15, 2002. MIKOHN shall mark "Paid in Full" that certain promissory note dated October 30, 1997 in the principal amount of $122,500 from THOMPSON secured by 20,000 shares of MIKOHN common stock and shall deliver said note and shares to THOMPSON. In the event any payment to THOMPSON is more than five (5) business days late, MIKOHN agrees to pay THOMPSON late charges of two percent (2%) of the amount due.

     2. Stock Options. The 350,000 stock options issued to THOMPSON during the term of his employment by MIKOHN shall be deemed fully vested and may be exercised at any time prior to the expiration dates specified at the time the options were issued.

     3. Right to Purchase Restricted Stock. On or before August 30, 2002, THOMPSON shall have the right to purchase from MIKOHN up to 100,000 restricted shares of common stock at a price of $1.571485 per share.

     4. Medical Benefits. MIKOHN agrees that THOMPSON and his family will be covered under MIKOHN's executive medical plan through December 31, 2006.

     5. Miscellaneous. THOMPSON shall continue to be the designated beneficiary of a MIKOHN corporate membership in Spanish Trails Country Club so long as THOMPSON maintains a residence in Las Vegas, Nevada. THOMPSON shall be responsible for all dues, assessments and other costs relating to said membership. MIKOHN shall transfer to THOMPSON legal title to that certain 1993 Chevrolet Suburban automobile currently in the possession of THOMPSON.

     6. Chairman of the Board. The Board of Directors of MIKOHN shall adopt a resolution confirming that THOMPSON shall retain the title of Chairman of the Board of Directors throughout his current term as a director.

     7. Covenant of Confidentiality. All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets, customer lists, and other information which came into THOMPSON' possession from time to time during THOMPSON' employment by MIKOHN, and/or any of MIKOHN's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to MIKOHN and shall remain the sole and exclusive property of MIKOHN. THOMPSON acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to MIKOHN's business

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competitors. THOMPSON agrees that THOMPSON will return to MIKOHN all such confidential and proprietary items (including, but not limited to, company badge and keys) in THOMPSON' control or possession, and all copies thereof, and that THOMPSON will not remove any such items from the offices of MIKOHN. It is the intention of the parties that the broadest possible protection be given to MIKOHN's trade secrets and proprietary information and nothing in this Section shall in any way be construed to narrow or limit the protection and remedies afforded by the Uniform Trade Secrets Act. However, MIKOHN shall grant access to THOMPSON to all documents, records, files and other information reasonably necessary for THOMPSON to respond to or defend against (i) any governmental investigation or audit or (ii) claim made by MIKOHN or third parties against THOMPSON.

     8. Covenant of Non-Disclosure. Without the prior written approval of MIKOHN, THOMPSON shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in this Agreement nor reveal the same to any third party whomsoever, except as required by law.

     9.   Covenant of Non-Solicitation.

          9.1 Employees. For a period of two (2) years from the date hereof, THOMPSON, either on THOMPSON' own account or for any person, firm, company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any employees of MIKOHN, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with MIKOHN.

          9.2 Customers. For a period of twelve (12) months from the date hereof, THOMPSON, either on THOMPSON' own account or for any person, firm, company or other entity, shall not solicit or induce, or attempt to induce, any customer of MIKOHN to purchase any products or services which compete with any products or services offered by MIKOHN.

     10. Covenant of Cooperation. Upon request by MIKOHN, THOMPSON agrees to cooperate with and assist MIKOHN in any matters with which THOMPSON was involved during THOMPSON' employment by MIKOHN including, but not limited to, any administrative or legal matters. MIKOHN shall reimburse THOMPSON for reasonable out-of-pocket expenses incurred in providing such assistance.

     11. Covenant Against Competition. For a period of twenty four (24) months from the date hereof (the "Non-Compete Term"), THOMPSON shall not directly or indirectly engage in or become a partner, officer, principal, employee, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of MIKOHN and/or any of MIKOHN's subsidiaries or affiliates in any geographic area in which MIKOHN conducts business at the time of the termination or expiration of the employment relationship. Notwithstanding the foregoing, nothing contained herein shall prevent (i) THOMPSON from engaging in a business or accepting employment with a business which does not sell to the gaming industry or (ii) owning publicly traded debt or equity securities of any company, whether or not said company competes with any business of Mikohn.

     12. Non-Disparagement. Neither party shall make any remarks disparaging the conduct or character of the other party or any of its affiliates, officers or directors.

     13. Mutual Release. Effective upon the execution of this Agreement, each party hereby releases and forever discharges the other, together (where applicable) with his or its past, present and future officers, directors, shareholders, employees, agents, representatives, subsidiaries, parent companies and affiliates, and their successors, heirs and assigns, from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of any nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated, arising from or in any way related to THOMPSON's employment by MIKOHN which the party now holds, or has any time heretofore owned or held, or may at any time hereafter own or hold, by reason of any manner, cause or thing whatsoever existing as of the date hereof or at any time prior hereto. The foregoing notwithstanding, this release shall not apply to any claim THOMPSON may now or hereafter have for indemnity from MIKOHN

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in respect to any claim asserted by third parties against THOMPSON arising from acts or omissions of THOMPSON within the scope of his employment by MIKOHN.

     14.  General Provisions.

          14.1 Arbitration. Any controversy involving the construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association at Las Vegas, Nevada. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

          14.2 Authorization. MIKOHN and THOMPSON each represent and warrant to the other that he/she/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

          14.3 Entire Agreement. THOMPSON understands and acknowledges that this document constitutes the entire agreement between THOMPSON and MIKOHN with regard to THOMPSON' employment by MIKOHN and THOMPSON' post-employment activities concerning MIKOHN. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

          14.4 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

          14.5 Governing Law. Except to the extent that federal law may preempt Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

          14.6 Taxes. All compensation payable hereunder is gross and shall be subject to such withholding taxes and other taxes as may be provided by law. THOMPSON shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by MIKOHN.

          14.7 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of MIKOHN. THOMPSON may not sell, transfer, assign, or pledge any of THOMPSON' rights or interests pursuant to this Agreement.

          14.8 Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that

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party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

          14.9 Captions. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

          14.10 Breach - Right to Cure. A party shall be deemed in breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

          14.11 Acknowledgement. THOMPSON acknowledges that he has been given a reasonable period of time to study this Agreement before signing it. THOMPSON certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. THOMPSON further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that his execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, THOMPSON does not rely on any inducements, promises, or representations by MIKOHN other than the terms and conditions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

                                         MIKOHN GAMING CORPORATION


/s/ David J. Thompson                    By: /s/ Charles H. McCrea, Jr
--------------------------                   ---------------------------------
DAVID J. THOMPSON
                                         Title: Secretary
                                                -----------------------------

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